Exhibit 99.1

Roper Industries, Inc. and Subsidiaries

Selected Segment Financial Data (unaudited)

Calendar Period Presentation

(Amounts in thousands)

	2004					2005					2006
	Q1	Q2	Q3	Q4	Year	Q1	Q2	Q3	Q4	Year	Q1	Q2	Q3	Q4	Year
Net sales:
Industrial Technology	109,087	114,915	113,397	120,623	458,022	118,444	126,943	122,339	128,334	496,060	124,797
Energy Systems & Controls	58,718	64,490	72,715	82,852	278,775	71,438	77,742	76,208	85,811	311,199	68,709
Scientific & Industrial Imaging	52,835	53,029	54,029	57,861	217,754	51,684	58,356	65,781	74,077	249,898	80,778
RF Technology				15,213	15,213	92,271	98,523	100,836	104,944	396,574	108,439

Total	220,640	232,434	240,141	276,549	969,764	333,837	361,564	365,164	393,166	1,453,731	382,723

Gross profit:
Industrial Technology	49,127	52,816	52,669	57,565	212,177	56,024	60,496	57,203	61,248	234,971	60,858
Energy Systems & Controls	31,533	33,343	36,393	44,215	145,484	36,572	41,628	41,490	48,920	168,610	36,023
Scientific & Industrial Imaging	28,778	29,856	30,509	32,101	121,244	28,861	32,600	37,142	40,331	138,934	44,496
RF Technology				6,140	6,140	41,167	45,218	48,922	48,585	183,892	51,020

Total	109,438	116,015	119,571	140,021	485,045	162,624	179,942	184,757	199,084	726,407	192,397

Gross margin:
Industrial Technology	45.0%	46.0%	46.4%	47.7%	46.3%	47.3%	47.7%	46.8%	47.7%	47.4%	48.8%
Energy Systems & Controls	53.7%	51.7%	50.0%	53.4%	52.2%	51.2%	53.5%	54.4%	57.0%	54.2%	52.4%
Scientific & Industrial Imaging	54.5%	56.3%	56.5%	55.5%	55.7%	55.8%	55.9%	56.5%	54.4%	55.6%	55.1%
RF Technology				40.4%	40.4%	44.6%	45.9%	48.5%	46.3%	46.4%	47.0%

Total	49.6%	49.9%	49.8%	50.6%	50.0%	48.7%	49.8%	50.6%	50.6%	50.0%	50.3%

Operating profit:
Industrial Technology	18,448	22,058	22,329	24,722	87,557	23,348	27,082	25,697	28,848	104,975	27,568
Energy Systems & Controls	10,004	12,690	16,857	23,759	63,310	14,869	18,788	20,784	26,221	80,662	14,932
Scientific & Industrial Imaging	8,466	9,604	10,584	11,781	40,435	8,661	10,330	13,472	15,426	47,889	15,844
RF Technology				(20)	(20)	11,173	12,573	16,295	18,505	58,546	18,428

Total	36,918	44,352	49,770	60,242	191,282	58,051	68,773	76,248	89,000	292,072	76,772

Operating margin:
Industrial Technology	16.9%	19.2%	19.7%	20.5%	19.1%	19.7%	21.3%	21.0%	22.5%	21.2%	22.1%
Energy Systems & Controls	17.0%	19.7%	23.2%	28.7%	22.7%	20.8%	24.2%	27.3%	30.6%	25.9%	21.7%
Scientific & Industrial Imaging	16.0%	18.1%	19.6%	20.4%	18.6%	16.8%	17.7%	20.5%	20.8%	19.2%	19.6%
RF Technology				n/m	n/m	12.1%	12.8%	16.2%	17.6%	14.8%	17.0%

Total	16.7%	19.1%	20.7%	21.8%	19.7%	17.4%	19.0%	20.9%	22.6%	20.1%	20.1%

Restructuring:
Industrial Technology	462				462					0
Energy Systems & Controls	679				679					0
Scientific & Industrial Imaging	75				75					0
RF Technology					0					0

Total	1,216	0	0	0	1,216	0	0	0	0	0	0

Op margin excl restructuring:
Industrial Technology	17.3%	19.2%	19.7%	20.5%	19.2%	19.7%	21.3%	21.0%	22.5%	21.2%	22.1%
Energy Systems & Controls	18.2%	19.7%	23.2%	28.7%	23.0%	20.8%	24.2%	27.3%	30.6%	25.9%	21.7%
Scientific & Industrial Imaging	16.2%	18.1%	19.6%	20.4%	18.6%	16.8%	17.7%	20.5%	20.8%	19.2%	19.6%
RF Technology				n/m	n/m	12.1%	12.8%	16.2%	17.6%	14.8%	17.0%

Total	17.3%	19.1%	20.7%	21.8%	19.8%	17.4%	19.0%	20.9%	22.6%	20.1%	20.1%

Net Orders:
Industrial Technology	107,804	108,757	116,324	115,225	448,110	124,845	121,411	126,803	127,420	500,479	135,003
Energy Systems & Controls	60,294	62,977	81,084	93,242	297,597	70,468	75,176	79,654	96,740	322,038	64,419
Scientific & Industrial Imaging	51,989	51,293	50,972	55,694	209,948	52,574	65,258	68,317	77,190	263,339	80,075
RF Technology				15,213	15,213	83,285	101,799	133,221	90,520	408,825	113,106

Total	220,087	223,027	248,380	279,374	970,868	331,172	363,644	407,995	391,870	1,494,681	392,603